Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Euronet Worldwide, Inc.
We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-84046, 333-105478, 333-111361, 333-111363, 333-117948, 333-128228 and 333-165253); Form S-4 (No. 333-116938) and Form S-8 (Nos. 333-24539, 333-83555, 333-44890, 333-64634, 333-71766, 333-98013, 333-102875, 333-116920, 333-136485 and 333-161245) of Euronet Worldwide, Inc. of our report dated February 25, 2011, with respect to the consolidated balance sheets of Euronet Worldwide, Inc. and subsidiaries (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the December 31, 2010 annual report on Form 10-K of Euronet Worldwide, Inc.
/s/ KPMG LLP
Kansas City, Missouri
February 25, 2011